UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Summary Term Sheet Relating to Acquisition of AdNet

On February 16, 2009, China Broadband, Inc., a Nevada corporation (the “Company”) entered into a binding Summary Term Sheet (the “AdNet Agreement”) with Wanshi Wangjing Media Technologies (Beijing) Co., Ltd., a/k/a Adnet Media Technologies (Beijing) Co., Ltd., a recently organized PRC based company (“AdNet”) for the acquisition of AdNet from its shareholders.

The AdNet Agreement provides, among other things, for the acquisition of 100% of AdNet from its stockholders by the Company’s PRC based subsidiary in exchange for 15% of the Company’s common stock (the “Common Stock”) as calculated on a fully diluted basis immediately after the closing of said acquisition (excluding shares underlying certain warrants and notes), or 11,254,898 shares of Common Stock.  The terms of the AdNet Agreement also call for the appointment of Ms. Priscilla Lu to the Board of Directors of the Company and for the hiring of certain executives and employees in the PRC which will oversee the Company’s PRC based operations.

About AdNet

AdNet holds an Internet Content Provider (“ICP”) license and is in the business of providing delivery of multimedia advertising content to internet cafés in China.  AdNet currently services over 2,000 cafés with plans to increase its presence by year end and currently operates and is licensed to operate in 29 provinces in the PRC with servers in five data centers including Wuhan, Wenzhou, Yantai, Yunan and with a master distribution server in Tongshan.  Partnering with a local advertisement agency, AdNet provides a network for tens of thousands of daily video advertisement insertions to entertainment content traffic (movies, music, video, and games).

Conditions to Closing

The closing of the acquisition of AdNet is dependent on, among other things, completion of due diligence, satisfaction by AdNet of certain capital requirements and conditions, transfer of full control of AdNet along with its securities and related ICP licenses to the Company’s PRC based subsidiary, as well as the securing of all corporate and government consents by all parties as are necessary in order complete the transaction and effect a change of ownership and control of AdNet.  The AdNet Agreement also calls for closing of the transaction within 30 days of the date of said agreement, and provides for a “no-shop” provision on the part of AdNet.

No assurance can be made that the acquisition of AdNet will be completed successfully or, if completed, that the combined companies will be successful or will have sufficient capital to grow.  The foregoing description is a summary only of the AdNet Agreement and is qualified in its entirety by reference to the full AdNet Agreement filed as an exhibit to this report.

Item 7.01 Regulation FD Disclosure

On February 16, 2009, the Company distributed a press release relating to the acquisition of the AdNet and AdNet Agreement. A copy of this press release is furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: February 20, 2009	By:	/s/Marc Urbach
President

 INDEX TO EXHIBITS

Exhibits	Description
10.1
Summary Term Sheet between China Broadband, Inc., a Nevada corporation, and Waanshi Wangjing Media Technologies (Beijing) Co., Ltd. (a/k/a AdNet Media technologies (Beijing) Co., Ltd., dated as of February 16, 2009

99.1	Press Release Relating to Acquisition of Waanshi Wangjing Media Technologies (Beijing) Co., Ltd., dated February 16, 2009